Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

              February 6, 2007

Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York  10105

Re:

Fortress Investment Group LLC
Registration Statement on Form S-1 (File No. 333-138514)

Ladies and Gentlemen:

We have acted as special counsel to Fortress Investment Group LLC, a Delaware limited liability company (the "Company"), in connection with the initial public offering (the "Initial Public Offering") by the Company of up to 39,428,900 Class A shares, (including 5,142,900 shares subject to an over-allotment option) (the "Shares").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement on Form S-1 (File No. 333-138514) as filed with the Securities and Exchange Commission (the "Commission") on November 8, 2006 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on December 21, 2006 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on January 18, 2007; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on February 2, 2007; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on February 5, 2007; (vi) Amendment No. 5 to the Registration Statement, filed as of the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (vii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (viii) a specimen certificate evidencing the Shares; (ix) the Amended and Restated Certificate of Formation of the Company, dated February 1, 2007, as certified by the Secretary of State of the State of Delaware (the "Amended and Restated Certificate of Formation"); (x) the Second Amended and Restated Limited Liability Company Agreement the Company, dated February 1, 2007, as certified by

David N. Brooks, Secretary of the Company (the "Amended and Restated LLC Agreement"); and (xi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the limited liability company laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares has been duly authorized and when (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar, and have been delivered upon payment in full of the consideration payable with respect to the Shares as determined by the Board of Directors of the Company and as contemplated by the Underwriting Agreement, the Shares will be validly issued, and the holders of such Shares shall not be (a) liable to the Company to make any additional capital contributions with respect to such shares or (b) obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP